SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2017

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA  92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934.

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2017, International Stem Cell Corporation (the “Company”) elected to conclude its employment relationship with Mahnaz Ebrahimi, the Company’s Chief Financial Officer, effective as of August 22, 2017.

On August 24, 2017, the Board of Directors of the Company appointed Jennifer Stephens, age 29, as its acting Chief Financial Officer effective August 25, 2017.  Ms. Stephens has served in the Director of Finance position since February 2017.  Ms. Stephens has been providing accounting and finance services as a consultant since April 2013. She has served an extensive number of companies in various management level accounting positions assisting with technical accounting research, SEC filings, and SOX 404 implementations and compliance. Preceding her years as an accounting and finance consultant, Ms. Stephens worked with Ernst & Young LLP in a senior supervisory role in the San Diego audit practice where she worked with clients ranging in size from closely held, venture capital backed start-up companies to billion dollar SEC registrants. Ms. Stephens received a B.A. in Business Economics and Accounting from the University of California, Santa Barbara and is a licensed CPA. She has also been granted a stock option to purchase 80,000 shares of the Company’s common stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ Sophia Garnette
Sophia Garnette
Vice President, Legal Affairs and Operations
Dated: August 25, 2017